                                                                    EXHIBIT 12.1

RATIO OF EARNINGS TO FIXED CHARGES

                                                                Historical
                                            --------------------------------------------------
                                             Six months ended June 30  Year ended December 31
                                            ------------------------- ------------------------
                                                1998       1997           1998       1997
                                            ------------------------- ------------------------
Earnings (1)                                 $  35,586     $  12,763      $  67,535   $  15,696

Fixed Charges:
  Interest Expense                              34,778        20,604         51,385      24,802
  Capitalized Interest                           1,252           475          1,300         821
                                             ---------     ---------      ---------   ---------
    Total fixed charges (A)                     36,030     $  21,079      $  52,685   $  25,623
                                             ---------     ---------      ---------   ---------

    Earnings before fixed charges (2)(B)     $  70,384     $  33,387      $  18,920   $  40,498
                                             =========     =========      =========   =========

Ratio of earnings to fixed
  charges (B divided by A)                         2.0           1.6            2.3         1.6
                                             =========     =========      =========   =========



                                                                    ProForma
                                           ------------------------------ ------------------------------
                                            Six months ended June 30 1998  Year ended December 31, 1997
                                           ------------------------------ ------------------------------
                                             Pre-merger      Post-merger      Pre-merger   Post-merger
                                           ------------------------------ ------------------------------
Earnings (1)                                  $  43,177        $  41,763       $  116,400    $  113,613

Fixed Charges:
  Interest Expense                               52,393           52,393           96,830        96,830
  Capitalized Interest                            1,252            1,252            1,300         1,300
                                              ---------        ---------       ----------    ----------
    Total fixed charges (A)                   $  53,645        $  53,645       $   98,130    $   98,130
                                              ---------        ---------       ----------    ----------

    Earnings before fixed charges (2)(B)      $  95,570        $  94,156       $  213,270    $  210,443
                                              =========        =========       ==========    ==========

Ratio of earnings to fixed
  charges (B divided by A)                          1.6              1.8              2.2           2.1
                                              =========        =========       ==========    ==========

(1) Earnings represents pretax income before Minority Interest in Operating Partnership and minority interest in other partnerships.
    Equity in earnings of unconsolidated subsidiaries and partnerships is included in earnings only to the extent of dividends and distributions received.

(2) Earnings before fixed charges exclude capitalized interest.





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
                                    SHEET 1


RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                        Historical                                   Pro Forma
                                         -----------------------------------------   -------------------------------------------
                                                                                      Six months ended         Year ended
                                           Six months ended        Year ended           June 30, 1998          December 31
                                               June 30             December 31       -------------------   ---------------------
                                           1998       1997       1997       1998     Pre merger  Merger    Pre merger    Merger
                                         -------------------   -------------------   -------------------------------------------
Earnings (1)                             $ 35,586   $ 12,763   $ 67,535   $ 15,696   $ 43,177   $ 41,763   $ 116,440   $ 113,613

Fixed charges:
   Interest expense                        34,778     20,604     51,385     24,802     52,393     52,393      96,830      96,830
   Capitalized interest                     1,252        475      1,300        821      1,252      1,252       1,300       1,300
   Preferred stock dividends                8,650         --      2,315         --     17,004     17,004      34,174      34,174
                                         --------   --------   --------   --------   --------   --------   ---------   ---------
      Total fixed charges (A)              44,680     21,079     55,000     25,623     70,649     70,649     132,304     132,304
                                         --------   --------   --------   --------   --------   --------   ---------   ---------
      Earnings before fixed charges (B)  $ 70,346   $ 33,367   $118,920   $ 40,498   $ 95,570   $ 94,156   $ 213,270   $ 210,443
                                         ========   ========   ========   ========   ========   ========   =========   =========
Ratio of earnings to fixed
  charges (B divided by A)                    1.6        1.8        2.2        1.8        1.4        1.3         1.6         1.6
                                         ========   ========   ========   ========   ========   ========   =========   =========

(1) Earnings represents pretax income before Minority Interest in Operating Partnership and minority interest in other partnerships.

(2) Earnings before fixed charges excluded capitalized interest.



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